Exhibit 5.1

Rubico Inc. 20 Iouliou Kaisara Str 19002 Paiania, Athens, Greece

October 19, 2026

Re: Rubico Inc.: Exhibit 5.1 Opinion

To Whom It May Concern:

We have acted as counsel to Rubico Inc., a Marshall Islands corporation (the “Company”), in connection with the issuance and sale by the Company of (i) Senior Convertible Notes (the “Notes”) in an aggregate initial principal amount of up to $15,000,000, (ii) common shares, par value $0.01 per share, issuable from time to time upon conversion of the Notes (the “Note Shares”) (iii) common share purchase warrants (the “Warrants”) to purchase common shares with an aggregate initial cash exercise price of up to $15,000,000, (iv) common shares issuable from time to time upon exercise of the Warrants (the “Warrant Shares”), (v) common shares issuable at each closing of a sale of Notes and Warrants pursuant to the Purchase Agreement (as defined below) (the “Commitment Shares”) and/or pre-funded warrants issuable at each closing of a sale of Notes and Warrants pursuant to the Purchase Agreement (the “Pre-Funded Warrants”), (vi) common shares issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”), and (vii) preferred stock purchase rights included with each common share of the Company (the “Preferred Share Purchase Rights” and, together with the Notes, Note Shares, Warrants, Warrant Shares, Commitment Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares, the “Securities”). The Securities are being issued and sold pursuant to the Company’s Registration Statement on Form F-3 (333- 297207) declared effective by the U.S. Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”) on July 14, 2026 (the “Registration Statement”), the prospectus dated July 14, 2026, as thereafter amended or supplemented (the “Base Prospectus”), and the prospectus supplement to the Base Prospectus dated October 16, 2026 (the “Prospectus Supplement”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(a)	the Registration Statement, the Base Prospectus, and the Prospectus Supplement;

(b)	the securities purchase agreement (the “Purchase Agreement”) dated October 16, 2026 made between the Company and the purchasers named therein relating to the issuance and sale of the Securities;

(c)	the Notes;

(d)	the Warrants;

(e)	the Pre-Funded Warrants;

(f)	the Shareholders’ Rights Agreement (the “Rights Agreement”) between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent relating to the Preferred Stock Purchase Rights;

(g)	the Company’s amended and restated articles of incorporation (the “Articles”) and amended and restated bylaws (the “Bylaws”); and

(h)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

In rendering this opinion, we have also assumed:

(i)	that the issuance and sale of the Securities complies in all respects with the terms, conditions, and restrictions set forth in the Base Prospectus and the Prospectus Supplement and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	that the Purchase Agreement will have been duly and validly authorized by the parties thereto (other than the Company), and executed and delivered by the parties thereto; and

(iii)	the validity and enforceability of the Purchase Agreement against the parties thereto;

This opinion letter is limited to Marshall Islands law and the laws of the State of New York, each as in effect as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that (a) the Securities have been duly authorized by the Company, (b) when the Commitment Shares are issued and delivered by the Company in accordance with the terms of the Purchase Agreement, the Registration Statement, the Base Prospectus, and the Prospectus Supplement, the Commitment Shares will be validly issued, fully paid and nonassessable; (c) when the Note Shares are issued and delivered in accordance with the terms of the Notes, the Registration Statement, the Base Prospectus, and the Prospectus Supplement, the Note Shares will be validly issued, fully paid and non-assessable; (d) when the Warrant Shares and Pre-Funded Warrant Shares are issued and delivered in accordance with the terms of the Warrants, Pre-Funded Warrants, the Registration Statement, the Base Prospectus, and the Prospectus Supplement, the Warrant Shares and Pre-Funded Warrant Shares will be validly issued, fully paid and non-assessable; and (e) (i) when the Warrants, Pre-Funded Warrants and Notes are issued and delivered as contemplated in the Purchase Agreement, the Registration Statement, the Base Prospectus, and the Prospectus Supplement, the Warrants, Pre-Funded Warrants and Notes will constitute valid and legally binding obligations of the Company in accordance with their terms, and (ii) when the Note Shares, Warrant Shares, Commitment Shares, or Pre-Funded Warrant Shares are issued and delivered as contemplated in the Purchase Agreement, the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Notes, the Warrants, and the Pre-Funded Warrants, as applicable, the related Preferred Share Purchase Rights will constitute binding obligations of the Company in accordance with the terms of the Rights Agreement, except in each case as the enforcement thereof (x) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (y) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.

We consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K, the discussion of this opinion in the Registration Statement, and the references to our firm in the Base Prospectus and the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

/s/ Watson Farley & Williams LLP

Watson Farley & Williams LLP